EXHIBIT 99.1

STEC Announces Second Quarter 2011 Results

SANTA ANA, Calif., July 28, 2011 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC), The SSD Company™, announced today the Company's financial results for the second quarter ended June 30, 2011.

Revenue for the second quarter of 2011 was $82.5 million, an increase of 34.6% from $61.3 million for the second quarter of 2010 and a decrease of 13.1% from $94.9 million for the first quarter of 2011.

GAAP gross profit margin was 44.7% for the second quarter of 2011, compared to 42.6% for the second quarter of 2010 and 42.4% for the first quarter of 2011. GAAP diluted earnings per share from continuing operations was $0.18 for the second quarter of 2011, compared to $0.06 for the second quarter of 2010 and $0.27 for the first quarter of 2011.

Non-GAAP gross profit margin was 44.9% for the second quarter of 2011, compared to 42.7% for the second quarter of 2010 and 42.5% for the first quarter of 2011. Non-GAAP diluted earnings per share from continuing operations was $0.23 for the second quarter of 2011, compared to $0.09 for the second quarter of 2010 and $0.32 for the first quarter of 2011.

The favorable financial results comparisons between the second quarter of 2011 and the second quarter of 2010 were impacted by the inventory carryover from 2009 into 2010 by one of our largest customers.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook – Near-term challenges; Roadmap to 2012 being led by three major product line initiatives

"Our operating results for the second quarter of 2011 were in line with our guidance," said Manouch Moshayedi, STEC's Chairman and CEO. "As a result of several market challenges, our third quarter results are expected to decline significantly from the second-quarter levels. We believe that these challenges are the result of two factors. First, we believe lower-cost SSD solutions have been qualified at some of our customers. These alternative solutions usually involve coupling lower-cost, lower performance SATA-based drives with a connectivity bridge to a SAS or FC interface. We believe that some of our OEM customers are selling their systems incorporating these alternative products to end-users at prices lower than the OEMs are currently able to offer the same systems that incorporate our ZeusIOPS® SSD solutions. Despite the performance and latency advantages of ZeusIOPS, our OEM customers may be using the alternative solutions to reduce the overall cost of end-user SSD implementations in order to stimulate overall demand. Second, we believe that competitive SAS SSDs may have been qualified at some of our major customers, which has led to fewer orders for our SAS SSD solutions for the third quarter.

 "Although we face these near-term challenges, we continue to make significant progress with key product initiatives. We believe that these initiatives will drive renewed momentum in our business and that these challenges should subside once these products are in production. First, we continue the transition of our ZeusIOPS SSD to its next generation (Gen 4) using lower-cost MLC Flash media and based on our ASIC design replacing more costly FPGAs. With qualification efforts underway, we expect to have this version of the product qualified at several of our major OEM customers by the second quarter of 2012.

"In addition, we have set the stage for the launch of our PCIe accelerator card and plan to deliver samples to customers in the third quarter of this year. This product leverages the same ASIC design as our ZeusIOPS SSD and will be delivered using MLC Flash media enhanced by our CellCareTM technology. This product initiative should enable us to penetrate the Enterprise-Server market with a more cost-effective alternative to current PCIe products. We expect to have this product in production in the second quarter of 2012.

"Furthermore, we are in the process of qualifying MLC versions of our MACH16 SATA drives. Based on our proprietary ASIC design and enhanced by our CellCare technology, these drives are ideally suited for the Enterprise-Server market and will allow us to compete in this large and growing sector with a favorable price-to-performance value proposition. We believe that our MACH16 drives will be qualified at some of our customers by the end of this year and be in production by the first quarter of 2012.

"Lastly, we have significantly advanced the development of our data caching software. Our caching solution is being designed to optimize hardware utilization by improving server IO performance through dynamic placement of data within a system. As this enhances the value of SSDs to end-users, we expect this software to accelerate adoption of our SSDs into the Enterprise-Server market."

Guidance

STEC's current expectation for the third quarter of 2011 is as follows:

  Revenue to range from $70 million to $72 million.
  Diluted non-GAAP earnings per share to range from $0.08 to $0.10.

The decline in our third quarter expected revenues and earnings per share compared to our second quarter results are due to the factors described in the Business Outlook above.

STEC's projected non-GAAP earnings per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the second quarter of 2011. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the red "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc., The SSD Company™, is a leading global provider of solid-state drive (SSD) technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of solid-state knowledge and experience to deliver the most comprehensive line of SSDs to the storage industry.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the red "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC, the STEC logo, The SSD Company, ZeusIOPS and CellCare are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude employee stock compensation, special charges for restructuring and Malaysia government incentive grant income. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of receiving incentive grant income from the Malaysian government. These items could be materially significant in the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning growing acceptance, adoption and qualification of SSDs within the Enterprise storage and server markets; expected cost advantages of STEC's product lines; the qualification of STEC's next generation ZeusIOPS product; the launch and delivery of samples of STEC's PCIe accelerator card to customers; the qualification of the MLC versions of STEC's MACH16 SATA drives; the benefits from STEC's next generation ZeusIOPS product, PCIe accelerator card, MLC versions of STEC's MACH16 SATA drives, data caching software and other developing technologies; STEC's 2012 major product line initiatives and roadmap; the transition from one product generation to the next; the capabilities and performance of STEC's products and solutions; the rapidly evolving storage and server markets; and expected third quarter 2011 revenue and earnings per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although STEC believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by STEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of STEC's present intention, belief or expectation. STEC may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in STEC's assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$ 213,292	$ 170,457
Accounts receivable, net of allowances of $4,117 at June 30, 2011
and $3,853 at December 31, 2010	45,583	47,831
Inventory	80,177	88,968
Other current assets	3,401	4,606
Total current assets	342,453	311,862

Leasehold interest in land	2,573	2,596
Property, plant and equipment, net	35,066	35,037
Goodwill	1,682	1,682
Other long-term assets	5,029	5,173
Deferred income taxes	14,961	9,304
Total assets	$ 401,764	$ 365,654

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 26,380	$ 25,762
Accrued and other liabilities	13,946	13,470
Total current liabilities	40,326	39,232

Long-term income taxes payable	5,651	4,248

Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares
issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 51,595 shares issued and outstanding as of June 30, 2011 and 51,046 shares
issued and outstanding as of December 31, 2010	52	51
Additional paid-in capital	178,897	169,127
Retained earnings	176,838	152,996
Total shareholders' equity	355,787	322,174
Total liabilities and shareholders' equity	$ 401,764	$ 365,654

STEC, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net revenues	$ 82,451	$ 61,348	$ 177,395	$ 100,157
Cost of revenues	45,604	35,226	100,275	60,849
Gross profit	36,847	26,122	77,120	39,308

Sales and marketing	6,053	4,807	11,719	8,603
General and administrative	7,905	7,099	15,314	14,038
Research and development	12,987	10,366	24,987	20,020
Special charges	--	18	--	(48)
Total operating expenses	26,945	22,290	52,020	42,613

Operating income (loss)	9,902	3,832	25,100	(3,305)
Other income	90	523	43	389
Income (loss) from continuing operations	9,992	4,355	25,143	(2,916)
before income taxes

(Provision) benefit for income taxes	(298)	(1,418)	(1,301)	500
Income (loss) from continuing operations	9,694	2,937	23,842	(2,416)

Discontinued operations:
Loss from operations of Consumer Division	--	(258)	--	(258)
Benefit for income taxes	--	108	--	108
Loss from discontinued operations	--	(150)	--	(150)
Net income (loss)	9,694	2,787	23,842	(2,566)

Net income (loss) per share:
Basic:
Continuing operations	$ 0.19	$ 0.06	$ 0.46	$ (0.05)
Discontinued operations	--	--	--	--
Total	$ 0.19	$ 0.06	$ 0.46	$ (0.05)
Diluted:
Continuing operations	$ 0.18	$ 0.06	$ 0.45	$ (0.05)
Discontinued operations	--	--	--	--
Total	$ 0.18	$ 0.06	$ 0.45	$ (0.05)

Shares used in per share computation:
Basic	51,495	50,673	51,361	50,495
Diluted	52,652	51,463	52,672	50,495

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin percentage, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) employee stock compensation expense, (b) special charges related to restructuring costs and (c) Malaysia government grant incentive income. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures are as follows:

a)      Employee stock compensation costs incurred in connection with Accounting Standards Codification 718, "Compensation -- Stock Compensation," have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

b)      Special charges relate to a restructuring plan that the Company implemented during the first quarter of 2009. The Company completed the first phase of the restructuring plan at the end of the first quarter of 2010 and started the second phase of the restructuring plan in the second quarter of 2010. These charges include expenses related to a reduction in the Company's workforce and asset impairment charges. The special charges primarily impacted U.S.-based operations and employees as part of the overall transition of certain operations to the Company's facility in Penang, Malaysia. Management believes that costs incurred in connection with the restructuring plan, which were primarily related to workforce reduction severance costs and consolidation of facilities expenses are non-recurring in nature and should be excluded when evaluating core operations.

c)      Malaysia government grant incentive income relates to proceeds received from the Ministry of International Trade and Industry ("MITI") in Malaysia. The grants are provided by MITI as incentive for the Company incurring research and development expenses and employee training costs for its operations in Malaysia. Since the grants represent reimbursement of expenses which were previously included by the Company as a non-GAAP item under Malaysia start-up costs, the Company has reversed the related grant reimbursement income from its second quarter of 2009 and 2010 non-GAAP results.

d)      The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the second quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the second quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP Income From Continuing Operations to Non-GAAP Income From Continuing Operations
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended
	June 30,	June 30,	March 31,
	2011	2010	2011
GAAP income from continuing operations	$ 9,694	$ 2,937	$ 14,148

The non-GAAP amounts have been adjusted to exclude the following items:

Excluded from cost of sales:
Employee stock compensation (a)	138	$ 101	$ 99
	138	101	99
Excluded from operating expenses:
Employee stock compensation (a)	3,100	2,078	2,672
Special charges - restructuring costs (b)	--	18	--
	3,100	2,096	2,672
Excluded from other income:
Malaysia government incentive grant income (c)	--	(328)	--
	--	(328)	--

Total non-GAAP adjustments before income tax	3,238	1,869	2,771
Income tax effect on non-GAAP adjustments (d)	(1,001)	(384)	(129)

Net effect of adjustments to GAAP net income	2,237	1,485	2,642
Non-GAAP income from continuing operations	$ 11,931	$ 4,422	$ 16,790

GAAP diluted earnings per share from continuing operations	$ 0.18	$ 0.06	$ 0.27
Impact of non-GAAP adjustments on diluted earnings per share	0.05	0.03	0.05
Non-GAAP diluted earnings per share from continuing operations	$ 0.23	$ 0.09	$ 0.32

(a) - (d) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended
	June 30,	June 30,	March 31,
	2011	2010	2011

GAAP gross profit	$ 36,847	$ 26,122	$ 40,273
Employee stock compensation (a)	138	101	99
Non-GAAP gross profit	$ 36,985	$ 26,223	$ 40,372

GAAP gross profit %	44.7%	42.6%	42.4%
Effect of reconciling item on gross profit %	0.2%	0.1%	0.1%
Non-GAAP gross profit %	44.9%	42.7%	42.5%

GAAP operating expenses	$ 26,945	$ 22,290	$ 25,075
Employee stock compensation (a)	(3,100)	(2,078)	(2,672)
Special charges - restructuring costs (b)	--	(18)	--
Non-GAAP operating expenses	$ 23,845	$ 20,194	$ 22,403

GAAP operating income	$ 9,902	$ 3,832	$ 15,198
Employee stock compensation (a)	3,238	2,179	2,771
Special charges - restructuring costs (b)	--	18	--
Non-GAAP operating income	$ 13,140	$ 6,029	$ 17,969

GAAP operating margin %	12.0%	6.2%	16.0%
Effect of reconciling items on operating margin %	3.9%	3.6%	2.9%
Non-GAAP operating margin %	15.9%	9.8%	18.9%

(a) - (b) Refer to the corresponding footnotes above.
CONTACT: STEC, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com